Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Wins Award from the U.S. Department of Energy to Supply 300,000 lbs. U3O8 at $59.50/lb. to the Strategic Uranium Reserve

Corpus Christi, TX, December 20, 2022 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce it has won a $17.85 million award to supply 300,000 pounds of U.S. origin uranium concentrates at $59.50/lb. to the U.S. Department of Energy (“DOE”) - National Nuclear Security Administration (“NNSA”). The award is in response to the NNSA’s Request for Proposals (“RFP”) to establish its strategic national Uranium Reserve program.

The Uranium Reserve was originally designed as a 10-year, $1.5 billion, plan to help revitalize the domestic uranium and conversion industry. The award under the RFP is part of the initial $75 million authorized by Congress in 2020 to advance the U.S. Government’s goal of supporting America’s nuclear fuel supply chain and capabilities. The delivery will be made by book transfer to NNSA in the first quarter of 2023 with U.S. origin uranium currently held in the accounts of UEC.

Amir Adnani, President and CEO stated: “We are honored and delighted to be selected as a domestic producer for this purchase of uranium concentrates by the NNSA and look forward to the further expansion of the Uranium Reserve program in the coming years. The U.S. nuclear reactor fleet that provides about 20% of America’s electricity production, and over half of its clean energy, imports nearly 60% of its current uranium requirements from Russia, Kazakhstan and Uzbekistan. The U.S. overdependence on these imports creates untenable energy and national security risks that need immediate high-priority attention from industry and the federal government.”

UEC Chairman and former U.S. Energy Secretary, Spencer Abraham, commented: “The Uranium Reserve is an important step to help rebuild America’s nuclear fuel capabilities, not only as a backup to mitigate potential supply disruptions, but also to revitalize U.S. capability to fuel the existing reactor fleet as well as new advanced reactors. We are looking forward to the continued improvement in the nuclear fuel markets and further expanding UEC's production capabilities to help supply America's uranium needs.”

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.